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                                                                    Exhibit 21.1

                   Significant Subsidiaries of the Registrant

The following are significant subsidiaries of The Goldman Sachs Group, Inc. as of November 24, 2000 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. Except as otherwise specified, in each case The Goldman Sachs Group, Inc. owns, directly or indirectly, at least 99% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a "significant subsidiary" as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Name                                                                              State or Jurisdiction of
----                                                                              -------------------------
                                                                                  Entity
                                                                                  ------
The Goldman Sachs Group, Inc.                                                            Delaware
           Goldman, Sachs & Co.                                                          New York
                     Goldman Sachs (Asia) Finance Holdings L.L.C.                        Delaware
                               Goldman Sachs (Asia) Finance                              Mauritius
           Goldman Sachs (UK) L.L.C.                                                     Delaware
                     Goldman Sachs Holdings (U.K.)                                       United Kingdom
                               Goldman Sachs International                               United Kingdom
                               Goldman Sachs Equity Securities (U.K.)                    United Kingdom
                               Goldman Sachs International Finance                       United Kingdom
           Goldman Sachs Capital Markets, L.P.                                           Delaware
           Goldman Sachs (Japan) Ltd.                                                    British Virgin Islands
           J. Aron Holdings, L.P.                                                        Delaware
                     J. Aron & Company                                                   New York
           Goldman Sachs Mortgage Company, L. P.                                         New York
           Goldman Sachs Canada, Inc.                                                    Canada
           Goldman Sachs Credit Partners, L.P.                                           Bermuda
           Goldman Sachs Holdings (Netherlands) B.V.                                     Netherlands
                     Goldman Sachs Mitsui Marine Derivative Products, L.P.(1)            Delaware
           Goldman Sachs (Cayman) Holding Company                                        Cayman Islands
                     Goldman, Sachs & Co. Bank                                           Switzerland
                     Goldman, Sachs & Co. oHG                                            Germany
           Goldman Sachs Financial Markets, L.P.                                         Delaware
           GS Hull Holding, Inc.                                                         Delaware
                     The Hull Group, L.L.C.                                              Illinois
                               Hull Trading Company, L.L.C.                              Delaware
           SLK LLC                                                                       New York
                     Spear, Leeds & Kellogg, L.P.                                        New York
                               First Options of Chicago, Inc.                            Delaware


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(1) Represents a joint venture owned by Goldman Sachs Holdings (Netherlands)
B.V. (49%), Mitsui Marine and Fire Insurance Co., Ltd. (50%) and GSMMDPGP, Inc. (1%).